UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2014

MERCER INTERNATIONAL INC.

(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-51826 (Commission File Number)	47-0956945 (I.R.S. Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8

(Address of principal executive office)

(604) 684-1099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Claes-Inge Isacson retired from his position as our Chief Operating Officer effective September 30, 2014, the date on which the term of his employment agreement expired.

Item 8.01	Other Events.

On September 25, 2014, we amended the credit facilities of Zellstoff Stendal GmbH (“ZSG”), the owner and operator of our Stendal mill, to provide our Stendal mill with greater financial flexibility by, among other things, loosening the financial covenant ratios Stendal must comply with and reducing scheduled principal repayments under ZSG’s project finance credit facility by 50% while retaining its current “cash sweep”. In connection with the amendments, we made a capital investment of $20.0 million in ZSG.

On September 25, 2014, through a wholly-owned subsidiary, we agreed to acquire (the “Transaction”): (i) all of the shareholder loans owing by ZSG to its minority shareholder (the “Seller”) aggregating approximately $48 million (the “Shareholder Loan”); and (ii) substantially all of the Seller’s shares in ZSG; and (iii) certain other rights, for €13.0 million (approximately $17 million).

Three million Euros of the purchase price will be paid in cash at closing and €10.0 million will be paid by a payment-in-kind promissory note in the principal amount of €10.0 million (the “PIK Note”). The PIK Note has a term of 12 months and may be redeemed by us in cash without penalty at any time during the term. We may, at our sole option, pay the principal amount outstanding on the 6-month, 9-month and 12-month anniversary dates of the PIK Note (each, a “PIK Date”) in shares of our common stock. The value of our shares will be determined using the volume weighted average trading price for our shares during the 20-day period ending on the applicable PIK Date. There will be no interest on the PIK Note for the first six months. Thereafter, interest will accrue at a rate of 8% per annum. We expect to report a non-cash gain on the acquisition of the Shareholder Loan for an amount less than its book value.

On September 29, 2014, we issued a press release announcing (i) the Transaction and (ii) the amendments to the credit facilities of our Stendal mill.

A copy of our press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

/s/ Genevieve Stannus
Genevieve Stannus Treasurer

Date: October 1, 2014

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 29, 2014